PROSPECTUS

Filed pursuant to Rule 424(b)(3)

Registration No. 333-252670

GENIUS BRANDS INTERNATIONAL, INC.

39,740,500 Shares of Common Stock

This prospectus relates to the possible resale by the selling stockholders named in this prospectus of an aggregate of up to 39,740,500 shares of common stock of Genius Brands International, Inc. (“we,” “us” or the “Company”), issuable upon exercise of certain outstanding common stock purchase warrants, issued by us. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares offered by this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges incurred for the sale of shares of our common stock.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 10.

Our common stock is quoted on The Nasdaq Capital Market, or Nasdaq, under the symbol “GNUS.” On February 9, 2021, the last reported sale price of our common stock was $2.14 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 9, 2021.

TABLE OF CONTENTS

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INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders of up to 39,740,500 shares of common stock issuable upon exercise of certain warrants held by the selling stockholders named herein (“Warrants”), as described below under “Selling Stockholders.” We are not selling any shares of common stock under this prospectus, and will not receive any proceeds from the sale of shares of common stock by the selling stockholders, except with respect to amount received by us upon the exercise of the Warrants for cash.

You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock. Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Genius Brands International, Inc., together with its subsidiaries.

PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or SEC. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page 3.

Overview

Genius Brands International, Inc. (“we,” “us,” “our,” or the “Company”) is a global content and brand management company that creates and licenses multimedia content. Led by experienced industry personnel, we distribute our content in all formats as well as a broad range of consumer products based on our characters. In the children’s media sector, our portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment. Our newer intellectual property titles include the preschool property Rainbow Rangers, which debuted in November 2018 on Nickelodeon and which was renewed for a second season and preschool property Llama Llama, which debuted on Netflix in January 2018 and was renewed by Netflix for a second season. Our library titles include the award winning Baby Genius, adventure comedy Thomas Edison’s Secret Lab® and Warren Buffett’s Secret Millionaires Club, created with and starring iconic investor Warren Buffett, which is distributed across our Genius Brands Network on Comcast’s Xfinity on Demand, AppleTV, Roku, Amazon Fire, YouTube, Amazon Prime, Cox, Dish, Sling and Zumo as well as Connected TV. We are also developing an all-new animated series, Stan Lee’s Superhero Kindergarten with Stan Lee’s Pow! Entertainment, Oak Productions and Alibaba. Arnold Schwarzenegger lends his voice as the lead and is also an Executive Producer on the series. The show will be broadcast in the United States on Amazon Prime and the Company’s wholly owned distribution outlet, Kartoon Channel! In July 2020, the Company entered into a binding term sheet with POW, Inc. (“POW!”) in which we agreed to form an entity with POW! to exploit certain rights in intellectual property created by Stan Lee, as well as the name and likeness of Stan Lee. The entity called “Stan Lee Universe, LLC” and POW! and the Company are currently finalizing the details of the venture.

In addition, we act as licensing agent for Penguin Young Readers, a division of Penguin Random House LLC who owns or controls the underlying rights to Llama Llama, leveraging our existing licensing infrastructure to expand this brand into new product categories, new retailers, and new territories.

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Recent Developments

February 2021 Acquisition

On February 1, 2021, we completed the previously announced acquisition of ChizComm Ltd., a corporation organized in Canada (“ChizComm Canada”), and ChizComm USA Corp., a New Jersey corporation (“ChizComm USA” and, together with ChizComm Canada, “ChizComm”), through the purchase from the holders of all of ChizComm’s issued and outstanding equity interests (the “Sellers”) 100% of the issued and outstanding equity interests of ChizComm (the “Acquisition”). At Closing, the Company (i) paid to the Sellers $8,500,000 in cash and (ii) issued to the Sellers $3,500,000 of shares of our unregistered common stock.

Company Information

We were incorporated in California on January 3, 2006 and reincorporated in Nevada in October 2011. We commenced operations in January 2006, assuming all of the rights and obligations of our then Chief Executive Officer, under an Asset Purchase Agreement between us and Genius Products, Inc., in which we obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, we (i) changed our domicile to Nevada from California, and (ii) changed our name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, we changed our trading symbol from “PENT” to “GNUS.”

Our principal executive offices are located at 190 N Canon Drive, 4th Floor, Beverly Hills, California 90210. Our telephone number is 310-273-4222. We maintain an Internet website at www.gnusbrands.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors in the sections entitled “Risk Factors” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described therein are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words, such as “anticipate,” “could,” “continue,” “contemplate,” “estimate,” “expect,” “will,” “may,” “potential,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. These include statements, among other things, statements regarding:

•	our ability to generate revenue or achieve profitability;

•	our ability to obtain additional financing on acceptable terms, if at all;

•	fluctuations in the results of our operations from period to period;

•	general economic and financial conditions;

•	our ability to anticipate changes in popular culture, media and movies, fashion and technology;

•	competitive pressure from other distributors of content and within the retail market;

•	our reliance on and relationships with third-party production and animation studios;

•	our ability to market and advertise our products;

•	our reliance on third-parties to promote our products;

•	our ability to keep pace with technological advances;

•	performance of our information technology and storage systems;

•	a disruption or breach of our internal computer systems;

•	our ability to retain key personnel;

•	the impact of federal, state or local regulations on us or our vendors and licensees;

•	our ability to protect and defend against litigation, including intellectual property claims;

•	the volatility of our stock price;

•	the marketability of our stock;

•	our broad discretion to invest or spend the proceeds of our financings in ways with which our stockholders may not agree and may have limited ability to influence; and

•	other risks and uncertainties, including those listed in the section on “Risk Factors.”

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Any or all of our forward-looking statements in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual results may vary materially from those set forth in forward-looking statements. The uncertainties that may cause differences include, but are not limited to: our need for additional funds to finance our operations; our history of losses; anticipated continuing losses and uncertainty of future financing; market acceptance of our services; the sufficiency of our existing capital resources; competition from other companies; the risk of technological obsolescence; uncertainties related to our ability to obtain intellectual property protection for our technology; and dependence on officers, directors and other individuals.

We will not update forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised to consult any further disclosures we make in our reports to the SEC, including our reports on Forms 10-K, 10-Q and 8-K. Our filings list various important factors that could cause actual results to differ materially from expected results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

USE OF PROCEEDS

We are not selling any securities in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby, including legal and accounting fees.

We will receive the exercise price upon any exercise of the Warrants, to the extent exercised on a cash basis. Per the terms of the Warrants, if, at the time of exercise of a Warrant, there was no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares underlying the Warrant, then the Warrant may also be exercised, in whole or in part, by means of a “cashless exercise”. We currently intend to use such proceeds, if any, for acquisitions of children’s and family intellectual property, and/or companies in the children’s and family entertainment space. The holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the holders of the Warrants will choose to exercise the Warrants, in whole or in part.

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SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, to offer for resale, from time to time, up to 39,740,500 shares of our common stock issuable to the selling stockholders upon exercise of the Warrants currently held by the respective selling stockholders.

On October 28, 2021, we entered into a Securities Purchase Agreement with certain investors, pursuant to which we issued and sold, in a registered direct offering directly to the investors, an aggregate of 37,400,000 shares of common stock, and warrants to purchase up to 37,400,000 shares of common stock. The purchase price was $1.55 per fixed combination of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $1.55 per share. In addition, the placement agent and its designees received warrants to purchase an aggregate of 2,618,000 shares of common stock.

On January 28, 2021, we entered into warrant exercise inducement offer letters (“Inducement Letters”) with the selling stockholders pursuant to which such holders agreed to exercise for cash at their original exercise price, their Warrants to purchase an aggregate of 39,740,500 shares of common stock in exchange for our agreement to issue new warrants to purchase up to an aggregate of 39,740,500 shares of common stock. Each of the new warrants is exercisable at a price per share of $2.37 and has an exercise period of five years from the initial issuance date. We also agreed to file a registration statement covering the resale of the shares of common stock issued or issuable upon the exercise of the Warrants no later than 5 days following the date of the Inducement Letters.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, as of January 30, 2021, assuming exercise of the Warrants held by each such selling stockholder on that date and does not take into account any limitations on exercise of the Warrants. The percentage of shares beneficially owned prior to the offering is based on 298,204,014 shares of our common stock outstanding as of January 30, 2021. The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” We do not know if, when or in what amounts the selling stockholders may offer their shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus. Because the number of shares the selling stockholders may offer and sell is not presently known, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by each selling stockholder after completion of this offering.

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Name of Selling Security Holder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering (1)	% of Shares of Common Stock Beneficially Owned After Offering (1)
Empery Asset Master, LTD. (2)	7,310,435	5,779,001	1,531,434	*
Empery Tax Efficient III, LP (3)	3,478,441	2,749,755	728,686	*
Empery Tax Efficient, LP (4)	1,861,124	1,471,244	389,880	*
Richard Molinsky (5)	300,000	150,000	150,000	*
L1 Capital Global Opportunities Master Fund (6)	600,000	300,000	300,000	*
Hudson Bay Master Fund Ltd. (7)	900,000	650,000	250,000	*
Hana Resources (Bahamas) LTD (8)	2,200,000	875,000	1,325,000	*
CVI Investments, Inc. (9)	19,273,942	15,600,000	3,673,942	1.23%
Brio Capital Master Fund Ltd. (10)	997,300	650,000	347,300	*
Starword Limited (11)	3,963,943	1,250,000	2,713,943	*
Anson Investments Master Fund LP (12)	3,750,000	3,750,000	0	*
Anson East Master Fund LP (12)	1,250,000	1,250,000	0	*
Andrew Arno (13)	465,000	400,000	65,000	*
Linda Mackay (14)	200,000	100,000	100,000	*
Jonathan Schechter (15)	1,127,777	777,777	350,000	*
Joseph Reda (16)	1,900,000	1,000,000	900,000	*
T. Timothy Berry (17)	65,446	32,723	32,723	*
Gregory Castaldo (18)	400,000	300,000	100,000	*
Leister Capital Limited (19)	1,660,000	650,000	1,010,000	*
Intracoastal Capital, LLC (20)	1,900,000	1,500,000	400,000	*
Bacan Investments, LLC (21)	925,000	375,000	550,000	*
Michael Scrobe (22)	60,000	30,000	30,000	*
Kerry Propper (23)	200,000	100,000	100,000	*

* Less than 1%.

(1) Assumes the sale of the maximum number of shares of common stock to be sold pursuant to this prospectus. The number of shares listed do not take into account any limitations on exercise of the Warrants.

(2) Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

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(3) Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by Empery Tax Efficient III, LP and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(4) Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(5) The selling stockholder’s address is 51 Lords Hwy East, Weston, CT 06883.

(6) David Feldman is the natural person with voting and dispositive power over the shares held by L1 Capital Global Opportunities Master Fund. The selling stockholder’s address is Level 23, 135 East 57th St, New York, NY 10022.

(7) Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of the principal business office of Hudson Bay Capital Management LP is 777 Third Ave, 30th Floor, New York, NY 10017.

(8) The address of this beneficial owner is Winterbotham Place Marlborough And Queens Streets, Nassau, Bahamas. Hana Resources (BAHAMAS), LTD has sole voting and dispositive power over the shares.

(9) Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial owner of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale of shares pursuant to this prospectus. The selling stockholder’s address is c/o Heights Capital Management, 101 California St., Suite 3250, San Francisco, CA 94111.

(10) Shaye Hirsch is the natural person with voting and dispositive power over the shares held by Brio Capital Master Fund Ltd. The selling stockholder’s address is 100 Merrick Road Suite 401W, Rockville Centre, NY 11570.

(11) Simon Chehebar is the natural person with voting and dispositive power over the shares held by Starword Limited. The selling stockholder’s address is c/o Simon Chehebar, 20155 NE 38 Court Apt. 2004, Aventura, FL 33180.

(12) Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson Investments”) and Anson East Master Fund LP (“Anson East”, and collectively with Anson Investments, “Anson”), hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of common stock except to the extent of their pecuniary interest therein. The selling stockholder’s address is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

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(13) The selling stockholder is an employee of Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd., which is a registered broker-dealer that acted as our placement agent in each of our financings during the previous six months.

(14) The selling stockholder is an employee of Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd., which is a registered broker-dealer that acted as our placement agent in each of our financings during the previous six months.

(15) The selling stockholder is an employee of Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd., which is a registered broker-dealer that acted as our placement agent in each of our financings during the previous six months.

(16) The selling stockholder is an employee of Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd., which is a registered broker-dealer that acted as our placement agent in each of our financings during the previous six months.

(17) The selling stockholder is an employee of Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd., which is a registered broker-dealer that acted as our placement agent in each of our financings during the previous six months.

(18) The selling stockholder’s address is 3776 Steven James Drive, Garnet Valley, PA 19060.

(19) The address of this beneficial owner is Omar Hodge Building 2nd Floor, Tortola, BVI. Leister Capital Limited has sole voting and dispositive power over the shares.

(20) Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, FL 33483.

(21) The selling stockholder’s address is 3323 NE 163rd St., PH 704 North Miami Beach, FL 33160.

(22) The selling stockholder’s address is 46 Bartlett Drive, Manhasset, NY 11030.

(23) The selling stockholder’s address is 515 W. 23rd Street, New York, NY 10011.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of our outstanding Warrants to permit the resale of these shares of common stock by the selling stockholders after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, except with respect to amounts received by us upon the exercise of the Warrant for cash.

Each Selling Stockholder (the “selling stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

Baker Tilly US, LLP (formerly Squar Milner LLP), independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, as set forth in their report), which is incorporated by reference in this prospectus and elsewhere in this Registration Statement. Our financial statements are incorporated by reference in reliance on Baker Tilly US, LLP’s (formerly Squar Milner LLP’s) report, given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov, and on our web site at http://www.gnusbrands.com. The information contained on our web site is not included or incorporated by reference into this prospectus. In addition, our common stock is listed for trading on The Nasdaq Capital Market under the symbol “GNUS.”

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC’s web site or our web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 30, 2020.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on May 7, 2020, May 8, 2020, May 15, 2020, May 18, 2020, May 28, 2020, May 29, 2020, June 18, 2020, June 23, 2020, July 27, 2020, September 2, 2020, September 8, 2020, October 8, 2020, October 30, 2020, November 5, 2020, November 17, 2020, November 19, 2020, December 11, 2020, January 28, 2021 and February 2, 2021;

•	Our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders filed on April 14, 2020 as supplemented by the DEFA14A filed on May 12, 2020; and

•	The description of our common stock contained in Exhibit 4.13 in our Form 10-K filed on March 30, 2020.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (310) 373-4222 or by writing to us at the following address:

Genius Brands International, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

Attn: Robert Denton

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Genius Brands International, Inc.

39,740,500 Shares of Common Stock

PROSPECTUS

February 9, 2021